UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 5, 2017

THE BON-TON STORES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania 17402

(Address of principal executive offices, zip code)

(717) 757-7660

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation as Director and Officer

On May 5, 2017, M. Thomas Grumbacher notified the Board of Directors (the “Board”) of The Bon-Ton Stores, Inc. (the “Company”) that he will resign as Chairman and as a member of the Board, as Strategic Initiatives Officer of the Company, and from all other director and officer positions he holds with the Company and its subsidiaries, effective as of May 13, 2017.  Mr. Grumbacher did not resign as a result of any disagreement with respect to the Company’s operations, policies or practices.

Amendment No. 4 of Executive Transition Agreement with Mr. Grumbacher

On May 5, 2017, the Company entered into Amendment No. 4 (“Amendment No. 4”) of the Executive Transition Agreement with Mr. Grumbacher, effective as of May 13, 2017.  The material terms of Amendment No. 4 are as follows: (i) Mr. Grumbacher will remain an employee of the Company serving in the non-officer positions of Chairman Emeritus and Advisor to the Chief Executive Officer of the Company; (ii) Mr. Grumbacher’s annual salary will be $450,000; and (iii) the term of the Executive Transition Agreement is extended to February 1, 2018, and thereafter the term shall be automatically renewed unless either party terminates the Executive Transition Agreement in accordance with its terms.

The foregoing description of Amendment No. 4 is not complete and is subject to the full text of Amendment No. 4, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.  The full text of the press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events

Election of Debra Simon as Chairman of the Board

On May 5, 2017, the Board (i) elected Debra Simon as Chairman of the Board and (ii) provided that as non-executive Chairperson of the Board she shall be paid, in addition to other compensation in respect of service as a director of the Company, an annual cash retainer of $175,000, in each case effective as of May 13, 2017.

Item 9.01 Exhibits

Exhibit Number	Description

10.1	Amendment No. 4 of Executive Transition Agreement, dated as of May 5, 2017, between the Company and M. Thomas Grumbacher

99.1	Press Release dated May 5, 2017 regarding the retirement of the Chairman of the Board of Directors

Cautionary Note Regarding Forward-Looking Statements

Certain information included in this Current Report on Form 8-K contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as “may,” “could,” “will,” “plan,” “expect,” “anticipate,” “believe,” “estimate,” “project,” “intend” or other similar expressions and include the Company’s fiscal 2017 guidance, involve important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Factors that could cause such differences include, but are not limited to: risks related to retail businesses generally; a significant and prolonged deterioration of general economic conditions which could negatively impact the Company in a number of ways, including the potential write-down of the current valuation of intangible assets and deferred taxes; risks related to the Company’s proprietary credit card program; potential increases in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors or changes in the competitive environment; inflation; deflation; changes in the costs of fuel and other energy and transportation costs; weather conditions that could negatively impact sales; uncertainties associated with expanding or remodeling existing stores; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses, including initiatives to reduce expenses and improve efficiency; operational disruptions; unsuccessful marketing initiatives; the ability to expand our capacity and improve efficiency through our new eCommerce fulfillment center; changes in, or the failure to successfully implement, our key strategies, including initiatives to improve our merchandising, marketing and operations; adverse outcomes in litigation; the incurrence of unplanned capital expenditures; the ability to obtain financing to fund working capital, capital expenditures, losses and general corporate expenses; the impact of regulatory requirements including the Health Care Reform Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act; the inability or limitations on the Company’s ability to favorably adjust the valuation allowance on deferred tax assets; and the financial condition of mall operators. Additional factors that could cause the Company’s actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company’s Form 10-K filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BON-TON STORES, INC.

By:	/s/ Nancy A. Walsh
Nancy A. Walsh
Executive Vice President – Chief Financial Officer

Dated: May 9, 2017